THIS CONSULTING AGREEMENT, dated March 6, 2000 is between Dr. Ammon B.
Peck, Department of Pathology, University of Florida College of Medicine ("you") and Ixion Biotechnology, Inc., a Delaware corporation with principal offices at 12085 Research Drive, Alachua, Florida 32615 ("we" or the "Company").

         WHEREAS, you have been performing consulting services for us pursuant to a consulting agreement dated October 6, 1994, and

     WHEREAS, we propose that you continue to perform consulting services for us, and

         WHEREAS, we understand you are willing to perform such services for us, upon revised terms and conditions set forth below.

         NOW, THEREFORE, we agree with you as follows:

         1. You will perform such consulting services as we may request during the term of this Agreement as Chief Scientist of the Company and as Chairman of the Company's Scientific Advisory Board. You will be available to perform such services at reasonable times during the term of this Agreement as may be determined by you in your discretion taking into account your obligations as a full-time professor in the Department of Pathology at the University of Florida College of Medicine. In no event shall you be obligated to perform services hereunder for a total of more than four days in any calendar month during the term of this agreement.

         2. In full compensation for your services and agreements hereunder, we will pay you at the rate of $50,000.00 per year. Should your services exceed the 48 days referred to above, an appropriate adjustment will be made in your payments. In addition, we will reimburse you (as discussed below) for all reasonable traveling and living expenses necessarily incurred by you while you are away from your regular place of business or at our premises at our request and are engaged in the performance of services for us under this Agreement. You will submit invoices promptly showing any disbursements for reasonable and necessary expenses incurred on this engagement.

     3. The manner in which you render services to us will be within your sole control and discretion.

         4. You will observe our rules, policies, and regulations with respect to conduct, scientific misconduct, and the health, safety, and protection of persons and property, while on our premises. You will comply with all governmental laws, ordinances, rules and regulations applicable to your services hereunder, or to the performance thereof.


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         5. All of the following sections 5 and 6 are subject to your obligations to the University of Florida under its patent policy (including the University's policy respecting publication of the results of scientific investigation). All inventions, improvements, discoveries, patent applications, patents, trade secrets, know-how, biological material, data, reagents, or other intellectual property, patentable or unpatentable ("invention"), which are made or conceived by you during the term of this Agreement (i) relating to Oxalobacter formigenes, oxalate, or oxalate-related disorders, (ii) relating to islet progenitor/stem cells ("IPSCs"), or (iii) relating to any other invention, provided rights thereto shall be waived or not owned by the University of Florida, shall be our sole and exclusive property throughout the world. Promptly upon conception of such invention, you will disclose it us, and we shall have full power and authority to file and prosecute patent applications throughout the world thereon and to procure and maintain patents thereon. You shall, at our request and expense, execute documents and perform such acts as our counsel may deem advisable, to confirm in us all right, title, and interest throughout the world, in and to, such invention, discovery, or idea, and all patent applications, patents, and copyrights thereon, and to enable and assist us in procuring, maintaining, enforcing and defending patents, petty patents, copyrights, and other applicable statutory protection throughout the world on any such invention, discovery, or idea which may be patentable or copyrightable.

         6. All information and know-how which you in any way obtain from us and all inventions which shall become our property pursuant to this Agreement, shall be held secret and confidential by you and shall not be used or revealed by you unless, until, and to the extent we shall consent thereto in writing, or such information, know-how, inventions, discoveries, and ideas are generally available to the public through no action or inaction of yours.

         7. You will not disclose to us any knowledge, information, inventions, discoveries, or ideas which you possess under an obligation of secrecy to a third party.

         8. You do not have any express or implied obligation to a third party which in any way conflicts with any of your obligations under this Agreement, except your obligations as an employee of the University of Florida, of which we are aware.

         9. It is understood that we will have the royalty-free and unrestricted right to use and disclose to third parties, any inventions disclosed to us by you in the course of your services under this Agreement.

         10. All written information, drawings, documents and materials prepared by you in the course of your service hereunder shall be our sole and exclusive property, and will be delivered to us by you promptly after expiration or termination of this Agreement, together with all written information, drawings, documents and materials, if any, furnished by us to you in connection with your services hereunder and not consumed by you in the performance of such services.

         11. You assume all risk and liability for loss of, or damage to, your property, and for personal injury, sickness and/or disease, including death resulting therefrom, sustained by you, if or where such loss or damage is incurred or such injury, sickness, or disease is sustained, in connection with your presence on our property and/or any services hereunder, unless caused by our negligence or the negligence of our employees or agents.


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         12. During the term of this Agreement, you agree not to perform for a third party any services which are in the field of this Agreement. During the period of this Agreement, and for the two years thereafter, you will not, directly or indirectly, engage in any business which is substantially competitive with any business then actively being conducted by us, or contemplated by us in the near future, nor will you consult with or advise any such competitive business or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely affects any material activity of ours.

         13. The term of this Agreement shall commence on the date first above mentioned, and shall terminate a) on December 31, 2002, or b) upon thirty days notice by either party, unless sooner terminated by your death, or in accordance with the terms of this Agreement.

         14. The provisions of paragraphs 5, 6, 7, 9, 10, 11, and 16 shall survive and continue after expiration or termination of this Agreement.

         15. Any assignment by you of this Agreement or of any of the rights or obligations hereunder, without our written consent, shall be void. No modifications of this Agreement or waiver of any of the terms or conditions contained hereunder shall be binding unless in writing and signed by both parties. This Agreement shall be governed by the laws of the State of Florida.

         16. We will have the sole and exclusive power to determine when we have adequate resources available to pay your cash compensation, otherwise, such compensation shall be deferred.

         If you agree to the foregoing, please indicate your acceptance thereof by signing the enclosed duplicate copy of this Agreement and returning it to us.

                                               Very truly yours,

                                              Ixion Biotechnology, Inc.

                                               /s/Kimberly A. Ransey
                                              By -----------------------------
                                               Kimberly A. Ramsey
                                               Vice President and Controller

Accepted and Agreed

/s/ Ammon B. Peck Ph.D.
-----------------------
Ammon B. Peck, Ph.D.